UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 3, 2009

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

685 Route 202/206, Bridgewater, New Jersey	08807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 541-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2009, Dr. Goran Ando provided notice of his resignation from the Board of Directors (the “Board”) of Enzon Pharmaceuticals, Inc. (“Enzon”). Dr. Ando cited the substantial time commitment required by a director and stated that he could not commit that time going forward, particularly in consideration of his geographic base in Europe. Dr. Ando stated “I have been on the board for 4.5 years and during that time I have seen Enzon face and overcome several challenges and emerge as a company with stable or growing sales and a promising pipeline. Jeff Buchalter and his management team should be proud of their achievements. It is truly a remarkable turnaround. It is now time for others to continue with the board work to help and support and guide management. I wish Enzon and its management team every possible success in the future.”

In addition, on August 4, 2009, the Board adopted a resolution to reduce the size of the Board from nine to eight directors, eliminating the Class II vacancy created by Dr. Ando’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2009

By:	/s/ Craig A. Tooman
Craig A. Tooman
Executive Vice President, Finance and
Chief Financial Officer